Exhibit 24(b)3.5

Amendment No. 2 TO THE INTERCOMPANY AGREEMENT

This Amendment No. 2, made and entered into as of December 1, 2013 and effective, unless otherwise noted, as of December 23, 2010, amends the Intercompany Agreement, dated as of December 22, 2010 (the “Agreement”), by and among Directed Services LLC (“DSL”) and Reliastar Life Insurance Company (“RLIC”).

W I T N E S S E T H

WHEREAS, DSL is an investment adviser for certain U.S. registered investment companies (“Funds”) and a registered broker-dealer distributing variable insurance contracts; and

WHEREAS, RLIC is an insurance company which offers a variety of insurance products, including variable annuities; Funds advised by DSL are made available through sub-accounts to purchasers of these insurance products; and

WHEREAS, DSL pays to RLIC  the amounts derived from applying the annual rates listed in Schedule A against the average net assets invested in the Funds by RLIC and by RLIC non-insurance customers during the prior calendar month; and

WHEREAS, Schedule A is reviewed at least once each calendar quarter and may be modified at any time by mutual written consent; and

WHEREAS, modifications have been made to Schedule A during the period between the effective date and the date of this Amendment No. 1; and

NOW, THEREFORE, the parties agree as follows:

1.                  Schedule A to the Agreement is deleted in its entirety and is replaced with the attached Schedule A.

2.                  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Amend #1- Schedule A

3.                  This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

4.                  In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

DIRECTED SERVICES LLC                              RELIASTAR LIFE INSURANCE
COMPANY

By:	/s/Shaun P. Mathews	By:
Name:	Shaun P. Mathews	Name:
Title:	EVP	Title:

Amend #1- Schedule A

3.           This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

4.           In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

DIRECTED SERVICES LLC                              RELIASTAR LIFE INSURANCE
COMPANY

By:	By:	/s/Lisa S. Gilarde
Name:	Name:	Lisa S. Gilarde
Title:	Title:	Vice President

Amend #1- Schedule A

Schedule A

This Schedule is made and entered into as of December 1, 2013 and, unless otherwise identified below, is effective as of December 23, 2010.

As described in Section 1 RLIC shall be paid at the rates set forth immediately below.  In the case of funds of funds, payments will apply to the shares of the fund of funds held directly at the rate specified and will also apply to shares of underlying funds held indirectly through the fund of funds at the rates specified for those underlying funds calculated in the same manner as if the underlying funds were held directly.

Payments listed in Schedule A shall not be made for assets contained in the following retirement plans:
• ING USA Annuity & Life Insurance Company "Equifund" Retirement Plan
• ING Americas Savings Plan & ESOP
• The 401(k) Plan for ILIAC Agents
• ING Investment Management LLC 401(k) Profit Sharing Plan

Fund Type	Fund	Rate

IPI Portfolios	ING American Century Small-Mid Cap Value Portfolio	%
Am Funds	ING American Funds World Allocation Portfolio (Effective 9/1/13 rate will be 0.00%)%
IIT Portfolios	ING Artio Foreign Portfolio (merged into ING Templeton Foreign Equity Portfolio on 7/21/12)%
IPI Portfolios	ING Baron Growth Portfolio	%
IIT Portfolios	ING Blackrock Health Sciences Opportunities Portfolio	%
IIT Portfolios	ING BlackRock Inflation Protected Bond Portfolio	%
IIT Portfolios	ING BlackRock Large Cap Growth Portfolio	%
IIT Portfolios	ING BlackRock Large Cap Value Portfolio (merged into ING T. Rowe Price Equity Income Portfolio on 1/21/11)%
IIT Portfolios	ING Clarion Real Estate Portfolio	%
IPI Portfolios	ING Columbia Contrarian Core Portfolio (effective 5/1/13)%
IPI Portfolios	ING Columbia Small Cap Value II Portfolio	%
IPI Portfolios	ING Davis New York Venture Portfolio (sub-adviser change to ING Columbia Contrarian Core Portfolio on 5/1/13)%
Funds of Funds	ING DFA Global Allocation Portfolio	%
Fidelity Feeder	ING Fidelity VIP Contrafund Portfolio	%
Fidelity Feeder	ING Fidelity VIP Equity-Income Portfolio	%
Fidelity Feeder	ING Fidelity VIP Mid Cap Portfolio	%
IIT Portfolios	ING FMR Diversified Mid Cap Portfolio	%
IIT Portfolios	ING Franklin Income Portfolio	%
IIT Portfolios	ING Franklin Mutual Shares Portfolio	%
IIM Fixed	ING Global Bond Portfolio	%
IIM Equity/Balanced	ING Global Resources Portfolio	%
IIT Portfolios	ING Goldman Sachs Commodity Strategy Portfolio (Adviser changed to IIL from DSL on 1/1/13)%
Funds of Funds	ING Index Solution Portfolios	%
IPI Portfolios	ING Invesco Comstock Portfolio	%
IPI Portfolios	ING Invesco Equity and Income Portfolio	%
IIT Portfolios	ING Invesco Growth and Income Portfolio	%
IIT Portfolios	ING Janus Contrarian Portfolio (sub-adviser change to ING Growth and Income Portfolio on 7/21/11)%
IIT Portfolios	ING JPMorgan Emerging Markets Equity Portfolio	%
IPI Portfolios	ING JPMorgan Mid Cap Value Portfolio	%
IIT Portfolios	ING JPMorgan Small Cap Core Equity Portfolio	%
IIM Equity/Balanced	ING Large Cap Growth Portfolio	%
IIM Equity/Balanced	ING Large Cap Value Portfolio	%
IPI Portfolios	ING LeggMason Aggressive Growth Portfolio (merged into ING Large Cap Growth Portfolio on 1/21/11)%
IIM Fixed	ING Limited Maturity Bond Portfolio	%
IIM Fixed	ING Liquid Assets Portfolio	%
IIT Portfolios	ING Lord-Abbett Growth and Income Portfolio (merged into ING Large Cap Value Portfolio on 1/21/11)%
IIT Portfolios	ING Marsico Growth Portfolio	%
IIT Portfolios	ING Marsico International Opportunities Portfolio (sub-adviser change to ING T. Rowe Price International Stock Portfolio on 1/21/11)%

Schedule A (Cont.)

Fund Type	Fund	Rate
IIT Portfolios	ING MFS Total Return Portfolio
IIT Portfolios	ING MFS Utilities Portfolio
IIT Portfolios	ING Morgan Stanley Global Franchise Portfolio	%
IIT Portfolios	ING Morgan Stanley Global Tactical Asset Allocation Portfolio (merged into ING Anerican Funds World Allocation Portfolio on 1/21/11)%
IIT Portfolios	ING Multi-Manager Large Cap Core Portfolio (effective 5/1/13)%
IPI Portfolios	ING Oppenheimer Global Portfolio	%
IPI Portfolios	ING Oppenheimer Global Strategic Income Portfolio (sub-adviser change to ING Global Bond Portfolio on 1/21/11)%
IIT Portfolios	ING PIMCO High Yield Portfolio	%
IIT Portfolios	ING PIMCO Total Return Bond Portfolio	%
IPI Portfolios	ING PIMCO Total Return Portfolio	%
IIT Portfolios	ING Pioneer Equity Income Portfolio (sub-adviser change to ING Large Cap Value Portfolio on 1/21/11)%
IIT Portfolios	ING Pioneer Fund Portfolio (sub-adviser change to ING Multi-Manager Large Cap Portfolio on 5/1/13)%
IPI Portfolios	ING Pioneer High Yield Portfolio	%
IIT Portfolios	ING Pioneer Mid Cap Value Portfolio (merged into ING Large Cap Value Portfolio on 9/7/13)%
Funds of Funds	ING Retirement Portfolios (Effective 1/1/14)%
Funds of Funds	ING Solution Portfolios	%
IIT Portfolios	ING T. Rowe Price Capital Appreciation Portfolio	%
IPI Portfolios	ING T. Rowe Price Diversified Mid Cap Growth Portfolio	%
IIT Portfolios	ING T. Rowe Price Equity Income Portfolio	%
IPI Portfolios	ING T. Rowe Price Growth Equity Portfolio	%
IIT Portfolios	ING T. Rowe Price International Stock Portfolio (effective 1/21/11)%
IPI Portfolios	ING Templeton Foreign Equity Portfolio	%
IIT Portfolios	ING Templeton Global Growth Portfolio	%
IPI Portfolios	ING Thornburg Value Portfolio (merged into ING Growth and Income Portfolio on 3/23/13)%
IIM Equity/Balanced	ING U.S. Stock Index Portfolio	%
IPI Portfolios	ING UBS U.S. Large Cap Equity Portfolio (merged into ING Growth and Income Portfolio on 3/23/13)%